UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 28, 2011

Net Element, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51108	20-0715816
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 28, 2011, the majority stockholder of Net Element, Inc. (the “Company”), TGR Capital, LLC (which is controlled by the Company’s Chief Executive Officer and director, Mike Zoi), signed a written consent approving the 2011 Equity Incentive Plan of the Company (the “Plan”).  A total of 150 million shares of common stock of the Company may be issued under the Plan to directors, officers, consultants, advisors and/or employees pursuant to incentive stock options, nonqualified stock options and/or restricted stock grants made in accordance with the terms and conditions of the Plan.  401,263,749 shares of common stock of the Company held by TGR Capital, LLC were voted for approval of the Plan pursuant to the written consent.  In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the approval of the Plan will become effective no earlier than 20 calendar days after an information statement is sent or given to the holders of record of the Company’s common stock as of the record date for the mailing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
2011 Equity Incentive Plan of Net Element, Inc. (incorporated by reference to Appendix A to the Company’s Information Statement on Schedule 14C filed with the Securities and Exchange Commission on June 28, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT, INC.

Date: July 1, 2011	By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
2011 Equity Incentive Plan of Net Element, Inc. (incorporated by reference to Appendix A to the Company’s Information Statement on Schedule 14C filed with the Securities and Exchange Commission on June 28, 2011)